UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2020

BRAEMAR HOTELS & RESORTS INC.

(Exact name of regist+rant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

Item 8.01 Other Events.

As previously reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2017, Braemar Hotels & Resorts Inc. (the “Company”), Braemar Hospitality Limited Partnership (the “Operating Partnership”) and Ashford Hospitality Advisors LLC (“Ashford LLC”) entered into separate equity distribution agreements, dated December 11, 2017, each as amended by Amendment No. 1 thereto, dated October 31, 2018, with Morgan Stanley & Co. LLC and UBS Securities LLC, relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $50 million (the “Shares”). Additionally, effective August 10, 2020, Morgan Stanley & Co. LLC elected to terminate its equity distribution agreement and role as a sales agent in the offering. As a result of such termination, no further offers or sales of the Shares will be made through Morgan Stanley & Co. LLC.

On August 12, 2020, the Company, the Operating Partnership and Ashford LLC entered into an amendment to the equity distribution agreement with UBS Securities LLC (the "Sales Agent"), relating to the Shares. The amendment revises the representations and warranties and certain other provisions of the equity distribution agreement.

As of the date of this report, Shares having an aggregate offering price of up to $50,000,000 remain available for offer and sale pursuant to the equity distribution agreement, as amended. Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

The Sales Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the equity distribution agreement. The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale. The Company has agreed to pay all reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by the Sales Agent in connection with the ongoing services contemplated by the equity distribution agreement; provided, however, the Sales Agent has agreed to reimburse the Company for up to $50,000 of such expenses, if the Sales Agent offers and sells Shares with an aggregate offering price of $15,000,000, and has agreed to reimburse the Company for up to an additional $50,000 of such expenses, if the Sales Agent offers and sells Shares with an aggregate offering price of $30,000,000.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-223799), which initially became effective on May 17, 2018, and a prospectus supplement dated October 31, 2018, as amended by Amendment No. 1 dated August 12, 2020, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The description of the equity distribution agreement and the amendments contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the form of equity distribution agreement, the form of amendment no. 1 to the equity distribution agreement and the form of amendment no. 2 to the equity distribution agreement, which are filed as Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Form of Equity Distribution Agreement (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed with the SEC on December 11, 2017)
1.2	Form of Amendment No. 1 to the Equity Distribution Agreement (incorporated by reference to Exhibit 1.2 of the Current Report on Form 8-K filed with the SEC on October 31, 2018)
1.3	Form of Amendment No. 2 to the Equity Distribution Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: August 12, 2020

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